EXHIBIT 23.1
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                      Reznick Group, P.C.
                      7700 Old Georgetown Road, Suite 400
                      Bethesda, Maryland  20814-6224
                      Tel: (301) 652-9100
                      Fax: (301) 652-1848
                      www.reznickgroup.com




             CONSENT OF REZNICK GROUP, P.C., INDEPENDENT
                  REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and
333-08815) and on Form S-3 (Nos. 333-110669, 333-83923, 333-74300, 333-
70076, 333-83923, 333-65503, 333-57327, 333-24433, 333-08819, 33-93120 and
33-89508) of AMLI Residential Properties Trust of our report dated
March 16, 2005 with respect to the Historical Statement of Revenue in Excess of Certain Expenses of AMLI at Ibis for the year ended December 31, 2003. Our report dated March 16, 2005 includes a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2, and is not intended to be a complete presentation of the revenue and expenses of AMLI at Ibis.




/s/ Reznick Group, P.C.



Bethesda, Maryland
April 4, 2005